CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING  FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 15, 2013 on the financial statements of The FX Strategy Fund, a series of Northern Lights Fund Trust, as of December 31, 2012, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to Northern Lights Fund Trust Registration Statement on Form N-lA.

Cohen Fund Audit Services, Ltd. Cleveland, Ohio

April 29, 2013

Registered with the Public Company Accounting Oversight Board